WARRANT

NO. _	CYTOMEDIX, INC.	[_] Shares

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN
TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. FOR VALUE RECEIVED, Cytomedix, Inc., a Delaware corporation (the “Company”), hereby agrees to sell upon the terms, subject to limitations and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time on the Expiration Date (as hereinafter defined) to [_] or registered assigns (the “Holder”), under the terms as hereinafter set forth, up to a total of [_] (“Total Warrant Stock”) fully paid and non-assessable shares of the Company's Common Stock, par value $0.0001 per share (the “Warrant Stock”), at a purchase price of $[_] per share (the “Warrant Price”), exercisable as follows: (i) commencing on the date hereof, for up to [_] (representing thirty (30%) percent of the Total Warrant Stock) fully paid and non-assessable shares of the Warrant Stock at the Warrant Price (the “Initial Exercise Period”), and (ii) upon issuance of the Third Post-Closing Consideration to the Selling Equity Holder (as the term defined therein) in accordance with and pursuant to the satisfaction of conditions set forth in Section 2.4 of the Exchange and Purchase Agreement by and among the Company, Aldagen, Inc. and Aldagen Holdings, LLC, dated as of February 8, 2012, for the remaining balance of up to [_] (representing seventy (70%) percent of the Total Warrant Stock) fully paid and non-assessable shares of the Warrant Stock at the Warrant Price, pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Exercise Agreement (the “Warrant Exercise Agreement”), dated as of the date hereof, entered into by the Company and the Holder.

1.           Exercise of Warrant.

a.           The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 11, the Notice of Exercise attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the Notice of Exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, December 31, 2014 (the “Expiration Date”).

b.           This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

  (A) = the VWAP on the Trading Day immediately preceding the date of such election;

  (B) = the Warrant Price of this Warrant, as adjusted; and

  (X) = the number of shares of Warrant Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes of this Warrant, (i) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company, (ii) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing), and (iii) “Trading Day” means a day on which the principal Trading Market is open for trading.

c.           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded or quoted) at the time of exercise of this Warrant.

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d.           In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within seven (7) Trading Days after such rights shall have been so exercised (such date, the “Warrant Stock Delivery Date”). The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.           Disposition of Warrant Stock and Warrant.

a.           The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act, as the case may be, and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b.           If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

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In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.            Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price (if exercised by cash exercise), be validly issued, fully paid and non assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.            Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.            Capital Adjustments. This Warrant is subject to the following further provisions:

 a.           Stock Dividends and Distributions. If the Company, at any time on or after the date of the Warrant Exercise Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Warrant Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Warrant Price of this Warrant shall remain unchanged. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Warrant Price is calculated hereunder, then the calculation of such Warrant Price shall be adjusted appropriately to reflect such event.

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b.           Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

c.           Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

d.           Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.            Call Provision. Subject to the provisions of this Section 6, if, after the effective date of this Warrant, (i) any fifteen (15) trading day cumulative VWAP (the “Measurement Period,” which fifteen (15) consecutive Trading Day period shall not have commenced until after the effective date of this Warrant) exceeds $3.00 per share (subject to adjustment for forward and reverse stock splits, stock dividends and the like after the effective date of this Warrant), and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company (conditions set forth in (i) and (ii) above referred collectively as the “Call Conditions”), then the Company may, within one (1) Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. To the extent that any portion of this Warrant to which a Call Notice applies is not fully vested and exercisable on the date of issuance of the Call Notice, such portion of the Warrant and the related Warrant Stock shall automatically, without any further action on the part of the Company, the Holder or any other person or entity, immediately become vested and exercisable in full. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth (10) Trading Day after the date on which the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Stock subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. Subject again to the provisions of this Section, the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. The Company's right to call the Warrants under this Section shall be exercised ratably among the Holders based on each Holder's initial purchase of Warrants. Notwithstanding anything to the contrary, in the event that the Company determines that the Call Conditions are present at any time during the Initial Exercise Period (as defined hereinabove), then the Holder may, but shall not be required to, exercise any or all of this Warrant (including as to any Warrant Stock that has not yet become exercisable pursuant to the terms of this Warrant, which Warrant Stock shall automatically, without any further action on the part of the Company, the Holder or any other person or entity, immediately become vested and exercisable in full) according to its terms by surrendering this Warrant to the Company as set forth hereinabove.

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7.           Notice to Holders.

a.           Notice of Record Date. In case:

(i)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii)         of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.           Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

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8.          Registration Rights.  The Holder shall have registration rights with respect to the Warrant and the Warrant Stock issued and held of record by such Holder, as set forth in the Warrant Agreement dated as of the date hereof.

9.          Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

10.         Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

11.         Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attn: Andrew Maslan, Chief Financial Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

12.         Governing Law. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of Delaware and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this 8th day of February, 2012.

CYTOMEDIX, INC.

By:
Name: Martin P. Rosendale
Title: Chief Executive Officer

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NOTICE OF EXERCISE

TO:	Cytomedix, Inc.

_________________

Attn: Chief Executive Officer

Tel: (___) ___-____

Fax: (___) ___-____

(1)         The undersigned hereby elects to purchase ______________ shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant to Purchase Common Stock, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

☐     in lawful money of the United States; or

☐	the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of shares of Warrant Stock purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

(3)         Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered to the following DWAC Account Number, if permitted, or by physical delivery of a certificate to:

(4)         Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended or the undersigned satisfies the requirements under Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name and Title of Authorized Signatory:
Date:

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or _________________ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_____________________________________whose address is

Dated: __________________,

Holder’s Name:
Holder’s Signature:
Name and Title of Signatory:
Holder’s Address:
Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.